EXHIBIT NO. 99.1

FINAL TRANSCRIPT

Thomson StreetEvents℠

DSCP - Q1 2008 Datascope Corp. Earnings Conference Call

Event Date/Time: Nov. 06. 2007 / 5:30PM ET

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F I N A L  T R A N S C R I P T
Nov. 06. 2007 / 5:30PM, DSCP — Q1 2008 Datascope Corp. Earnings Conference Call
C O R P O R A T E  P A R T I C I P A N T S
Larry Saper
Datascope Corporation — Chairman, CEO
Hank Scaramelli
Datascope Corporation — CFO
Dr. Nino Laudani
Datascope Corporation — COO
C O N F E R E N C E  C A L L  P A R T I C I P A N T S
Greg Brash
Sidoti & Company — Analyst
Sean McMahon
Kennedy Capital — Analyst
P R E S E N T A T I O N
Operator
Good day, ladies and gentlemen and welcome to the Datascope Corporation first quarter earnings release conference call. Today’s call is being recorded.
The comments that we will make this afternoon will include forward-looking statements that are intended to fall within the Safe Harbor provisions of the Securities Litigation Reform Act. Actual results may differ from these forward-looking statements due to various risks and uncertainties including those that are disclosed in our press releases and regular filings with the SEC.
This conference call is being webcast live over the Internet. A replay of the call will also be available on the Investors Relations page of our Web site for 10 days.
At this time, all lines have been placed in a listen-only mode and the floor will be open for questions and comments following the presentation.
Now, it is my pleasure to turn the conference over to today’s speaker, and for further introductions to Larry Saper. Mr. Saper is the Chairman and CEO. Please go ahead.
Larry Saper - Datascope Corporation — Chairman, CEO
Thank you. Good afternoon and thank you all for joining us today.
Joining me on today’s call are Hank Scaramelli, our Chief Financial Officer, and our new Chief Operating Officer, Dr. Nino Laudani.
Hank will begin with an overview of our first quarter results then I will talk about the initiatives we put into place and why I’m optimistic about our prospects for growth. You’ll also hear Dr. Antonio Laudani, we call him Nino, the newest addition to our top management team, and you’ll hear what he has done for Datascope up until now and what his thoughts are for the future. After that, we’ll open the call for questions.
Now, I’ll turn the call over to Hank Scaramelli. Hank?

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F I N A L  T R A N S C R I P T
Nov. 06. 2007 / 5:30PM, DSCP — Q1 2008 Datascope Corp. Earnings Conference Call
Hank Scaramelli - Datascope Corporation — CFO
Thank you, Larry.
Let me begin with a review of our first quarter financials. As reported in the press release, consolidated sales of $87.3 million were flat versus last year and below our plan for the quarter. Several factors impaired our growth during the first quarter.
Sales of Cardiac Assist products were down 6%, primarily due to lower sales of intra-aortic balloon pumps. During the quarter we saw a decline in U.S. pump sales that we attribute to a record fourth quarter sales of the CS300 pump.
This is the result of an uneven order pattern that frequently is associated with the introduction of new products. In the emerging markets, several large distributor orders pushed out into future quarters of this year.
I should note that some of the sales shortfall was offset by double-digit growth of pumps and balloons in the major European countries. We expect this momentum to continue throughout the remainder of the year.
In Japan, we were adversely affected by a planned inventory reduction by our Japanese distributor, Edwards Life Sciences, as they transition out of the IPB business and we start our business venture with USCI on January 1st. We believe the Cardiac Assist business maintained its high market share during the quarter.
In the Patient Monitoring business, we had an excellent quarter with both strong sales and order growth. Sales increased 11% while orders increased 25%. This was the result of strong demand for our Panorama Central Monitoring System and the sales contribution of the Artema acquisition. Excluding Artema, orders increased 17%.
During the quarter the Company was very excited about the launch of the NetGuard monitor which Larry will be discussing in some detail during his talk. Intravascular sales were also strong, increasing 13% due to the continued market penetration of the Sorin peripheral stent which offset a 2% decline in vascular graft sales.
I would now like to discuss our first quarter earnings. Net earnings for first quarter were $11.8 million, or $0.76 per diluted share. This included a $0.50 after-tax gain from the sale of our investment in Masimo Corp.
On a non-GAAP basis our earnings per share were $0.26 versus $0.29 last year. The gross margin percentage was 55.2% versus last year’s level 57.3%.
The 2 point decline accounted for approximately $1.8 million, or $0.08 per share. This was due to a shift in sales mix that favored lower margin monitoring products compared to Cardiac Assist and declining sales of higher margin IPB products due to the phase out of that business.
Our R&D expense increased to 10.4% of sales versus 9.9% last year. R&D expense reflects restructuring savings of $1.1 million, which was offset by the continued investment in our new product pipeline. We expect R&D expense to trend in the mid 10% of sales range for the remainder of the year.
Our SG&A expenses decreased $1.7 million at 38.4% of sales versus 40.3% last year. Included in SG&A, were restructuring savings of $3.5 million, which was partially offset by unfavorable foreign exchange of $600,000 and an increase in selling, marketing, and clinical costs of $1.2 million related to our recent new product launches and expenses associated with Artema.
Recent new product launches included CS300, Sensation, Spectrum OR, the Artema gas module, Sorin peripheral stent, and promotion of the clinical claim for reduced hold time versus manual compression for our Safeguard manual assist device.

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F I N A L  T R A N S C R I P T
Nov. 06. 2007 / 5:30PM, DSCP — Q1 2008 Datascope Corp. Earnings Conference Call
Our consolidated tax rate excluding this special gain was 35% versus 32.8% last year. This adversely affected EPS by $0.01. The increase in the rate is due to the 12/31/06 expiration of the tax benefit on U.S. export sales and a shift of earnings to higher tax jurisdictions.
At the end of the quarter the Company’s financial position remains strong as cash and marketable securities increased $21 million to $69 million with a current ratio of 2.9 and no debt. Working capital was $142 million. Inventory, measured in weeks of sales, improved to 19 weeks this year, down from 20 weeks last year.
On September 18th, Datascope’s board of directors declared a regular cash dividend of $0.10 per share and a special dividend of $1 per share to stockholders of record as of October 1, 2007. Over the past four years, Datascope has returned its shareholders more than $96 million in dividends.
That concludes my prepared remarks. I’d now like to turn the call back over to Larry.
Larry Saper - Datascope Corporation — Chairman, CEO
Thank you, Hank.
Before I begin, I’d like to say a few words about Hank, whose full name is Hank Scaramelli and he was named Chief Financial Officer last, back in August of this year. I should add that Hank’s promotion was one of several promotions and new hires that we’ve done to strengthen our senior management team.
Hank has been with Datascope for the past 17 years. He started out as Controller of the Cardiac Assist division. That was followed by successive promotions of Vice President of Finance of that division and then to Group Vice President of Finance of both the Cardiac Assist division and Intervascular divisions.
Four years ago, Hank was promoted to Corporate VP and Controller before he became CFO a few months ago. Hank, I have to add, is a trusted and solid leader of our finance organization.
I will now start by saying how proud I am of Datascope and its accomplishments. We started with two small offices in the Bronx, with $20,000 of my own capital and $50,000 of venture capital and today we have a truly global presence with more than 1,200 employees with facilities and offices in more than eight countries around the world and a net worth of about $300 million.
This, after paying out about $125 million in dividends to our stockholders over the past eight years, and some $107 million in cumulative purchases buybacks of Datascope stock since 1996. We have the highest regard for our employees, our customers, and our shareholders, for whose benefit we direct all of our efforts.
Our employees are dedicated to Datascope’s goals of growth and service to our customers. We’re fortunate to have our fair share of some of the best and brightest engineers, scientists, sales reps, marketing and finance associates.
And by and large, our people come to work and they stay, more so than at many companies. More than 75 employees, including people at all levels, have worked for Datascope for more than 25 years. They organized the 25-year club to celebrate the 25-plus year tenure and the induction of new members each year.
Our senior management team now comprises a group of eight corporate officers with an average tenure of 13 years, and that statistic does not include me.
You should also know that Datascope has a great name in the healthcare industry. We are known and we are trusted in so many departments of so many hospitals throughout the U.S. and the world.

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F I N A L  T R A N S C R I P T
Nov. 06. 2007 / 5:30PM, DSCP — Q1 2008 Datascope Corp. Earnings Conference Call
Datascope is a terrific brand that we can build upon. We’ve grown enormously and been consistently profitable in each of our 35 years as a public company, creating considerable value for our shareholders along the way.
Now, Datascope’s growth has been powered by innovation. We pioneered both balloon pumping and portable monitoring. We’ve gained and maintained leadership in both these areas and in addition, we’ve helped to save thousands of lives. It sounds trite but we have done well by doing good.
Over the past year, we took a number of initiatives to bring greater focus on our core businesses and to position the Company for renewed growth and greater shareholder value. I’d like to review these events in some detail.
First, I’d like to talk to you about NetGuard, our revolutionary monitoring system that has the potential to expand the patient monitoring market and significantly enhance our competitive position. If you recall, those of you who were present at the last conference call, I hinted that we would be introducing an important new product before the next call. We kept our word.
In early October 2007, we announced the November launch of NetGuard. The NetGuard is a first in monitoring and NetGuard has a highly specific purpose, namely to protect the unmonitored hospital population in the event of a dangerous or life-threatening heart rhythm.
We estimate that 100 million or more patients annually are not continuously monitored. Now, what that means [is] they’re not monitored at all, or only in conjunction with a procedure such as surgery or a special (inaudible) procedure. Now tens of thousands of unmonitored patients die each year as a result of dangerous heart rhythms unrelated to the natural course of their illness.
Continuous monitoring provides immediate detection of a life-threatening heart rhythm and early treatment has been shown to increase survival. Each minute’s delay in treatment reduces the chance of survival. And by the time you’re into five or six minutes, there really is little or no chance for survival.
So that’s our target. And saving thousands of lives each year is the clinical opportunity. So NetGuard has a clear clinical benefit. We would also expect that using NetGuard would also reduce the liability exposure the hospitals have when patients are on monitor.
The NetGuard system is also highly affordable compared to conventional monitoring systems. The NetGuard is a small, wireless EKG monitor weighing less than one ounce. It sends and alert to a pager and to a standard PC immediately upon detecting a life-threatening heart rhythm.
The monitor has a disposable unit that includes the batteries and electrodes. The batteries last three days or three times longer than conventional telemetry monitors that are many times larger than the NetGuard monitor. Because it’s so small and it’s applied to the patient’s chest, NetGuard also doesn’t interfere with the patient’s mobility.
NetGuard embodies a number of original ideas and we have filed patent applications covering the technology. We expect to have good intellectual property protection.
NetGuard was cleared to market by FDA on September 26, 2007. We’ve shown NetGuard at three clinical meeting so far, the Emergency Nurses Association in Salt Lake City, the American College of Emergency Physicians in Seattle in October, and at the ASA in San Francisco in October. By the way, the Emergency Nurse Association was shown quite on the same day as market clearance by FDA.
I have to say the feedback has been very encouraging. Lee Barnhardt, a clinical analyst for M.D. Buyline, which is an independent trade publication, did a piece on NetGuard based on what he saw, I think at the ENA show and also at the American College of Emergency Physicians. And that’s on the M.D. Buyline Web site. Buyline is B-U-Y-L-I-N-E. MD is like the doctor, M.D.

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F I N A L  T R A N S C R I P T
Nov. 06. 2007 / 5:30PM, DSCP — Q1 2008 Datascope Corp. Earnings Conference Call
He covered the ENA Scientific assembly where we showed NetGuard to a select group of ER nurses on the day we got FDA (inaudible). Among other observations, he noted that the ER nurses were excited because of NetGuard’s able to easily monitor patients in the waiting room of an overcrowded ER.
At the ASA trade show, our people reported that anesthesiologists were excited about NetGuard because they felt it would allow them to move patients out of the PACU, or the post-anesthesia care unit, sooner and thereby avoid overcrowding that often occurs. All in all, we’re off to a good start.
Sales rep for NetGuard are currently in training, the first installation is earmarked for a leading U.S. teaching hospital, the market launch is planned to start later this month. NetGuard is the latest opportunity for growth to arrive from our R&D pipeline.
Now, Datascope has grown from a tiny start-up by seeking and finding innovative and proprietary solutions to unmet needs in the marketplace. We think we’ve done that again with NetGuard. We expect to continue this tradition based upon our continuing commitment to R&D investment, and other exciting new products are in the pipeline.
Parenthetically, I’d like to say it’s probably no great coincidence that the first product that launched this company was a 3-pound ECG monitor, also based on novel use of technology, when the conventional monitors at the time weighed in at 30-plus pounds. So it’s an old dog up to a new trick.
I’d like to talk now about the Sensation IAB catheter and the CS300 balloon pump. The Sensation balloon catheter, which is a state-of-the-art catheter that uses fiber optic technology to measure blood pressure. I think that’s the future.
Fiber optic blood pressure measurement provides a high fidelity pressure (inaudible) eliminating and external blood line and transducer.
Sensation at 7 Fr. also offers the smallest size on the market. Small size is important because it enables clinicians to deliver counter pulsation therapy to a broad array of patients, including those with smaller peripheral blood vessels. The support of this patient population, smaller adults, diabetics, and individuals with peripheral vascular disease has traditionally been challenging (inaudible).
The Sensation balloon catheter continues that tradition of being first with the best. The CS300 balloon pump in the second in a line of fully automatic balloon pumps produced by Datascope and is an enhancement of the CS100 balloon pump.
It is specifically designed to accept the sensation fiber optic signal. The CS300 continues the tradition of being the most advanced pump of its kind and sets a higher standard of care for patients who require balloon support.
Operation of the pump is extraordinarily simple. It’s one button start-up provides faster initiation of therapy which is particularly valuable in cardiac (inaudible).
The Artema acquisition. In June of 2007, Datascope acquired Artema Medical AP, a Swedish company, continuing its expansion of product offerings of anesthesia monitor (inaudible). Artema is the Swedish manufacture of proprietary gas analyzers which identify anesthetic agents and measure their concentration during surgery.
Artema is the developer of the world’s most compact and power efficient side stream gas analyzer. The Artema AION, which is sold on an OEM basis to patient monitoring companies.
Artema is growing and the calendar year 2006, Artema’s revenues were approximately $10 million, or 35% higher than the year before. We expect the acquisition to be accretive in fiscal year 2008, the current fiscal year.

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F I N A L  T R A N S C R I P T
Nov. 06. 2007 / 5:30PM, DSCP — Q1 2008 Datascope Corp. Earnings Conference Call
Gas analyzers enhance patient safety in surgery and are now a required component of patient monitors purchased for most operating room use. The Artema AION provides a technologically advanced companion to Datascope’s recently launched Spectrum OR patient monitor. We expect that we’ll grow stronger competitively while reducing costs by integrating Artema’s product into the Datascope patient monitoring product line.
Artema will continue to provide high-quality products and support to their OEM customers that have allowed the Company to grow rapidly over the last several years. As part of Datascope’s patient monitoring, the Artema business unit will continue to focus on adding new OEM customers.
Artema will operate as a separate business unit based in Stockholm, will continue its R&D efforts to [produce] the next generation of patient-related gas measurement products. We believe that Artema’s optical measurement expertise, which is very abundant, combined with the Datascope monitoring expertise, will facilitate innovations for our patient monitoring product line.
I’d like to say a word about Datascope Japan, which in Datascope in Japan is known as Datascope Japan K.K. I honestly don’t know what the K.K. stands for but I’ll find out.
The formation of our own business entity in Japan, the Datascope Japan was prompted by the decision of Edwards Life Sciences that Hank referred to a little while ago, our current distributor of balloon pump products in Japan. They decided to exit this business at the end of the calendar year in order to focus on their core businesses.
That gave us an opportunity because they, Datascope Japan will now obtain import licenses, which we didn’t have before, called a Shonan in Japan, and it’s really essential to control the (inaudible) because that allows you to control the (inaudible). And we will manage product service, sales support and product surveillance of the IABP business in Japan.
We have appointed USCI Holdings Limited to handle sales distribution of IABP products in Japan effective the start of the new calendar year. Formation of Datascope Japan gives us a new opportunity to expand our overall business in Japan having control of the regulatory process and the import license where Shonan is key to gaining a larger business presence in Japan for Datascope. I should mention that Japan is the largest medical product market in the world, second only to the United States.
Now, I have a small hint, a little smaller hint this quarter than I had, I’m sorry, this quarter’s conference call than I had in the last quarter’s conference call. Conversations with shareholders on these calls we’ve noted that we have competitive pressure on pricing that has resulted in lower margins in our patient monitoring business.
This connection, I’m happy to say, we will soon be announcing a partnership with an overseas manufacturer to produce a new line of anesthesia machines built to our specifications that we expect will reduce costs significantly and also facilitate greater penetration of the U.S. anesthesia market. In respect of increasing our gross margin, this move is a forerunner of things to come.
Finally, I want to talk about Nino Laudani who’s waiting to take his turn to speak with you. And Nino Laudani’s promotion was the centerpiece of our initiative to strengthen top management. He was named Chief Operating Officer effective October 21.
That was pursuit to a board action in September that created the COO executive position for our company, anyway, in the first place. And we promoted Dr. Laudani to that post. Around the office, as I said before, Dr. Laudani is known as Nino.
Nino is now responsible for worldwide corporate operations, sales, marketing, manufacturing, R&D and reports directly to the CEO. Nino Laudani was chosen as COO because of his great success in managing every executive position he’s held since joining Datascope more than five years ago.
Let me tell you a little bit about his background. He has a rather impressive [CV] and I would like to give you that background before passing the call on to him.

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F I N A L  T R A N S C R I P T
Nov. 06. 2007 / 5:30PM, DSCP — Q1 2008 Datascope Corp. Earnings Conference Call
Dr. Laudani received an M.D. degree cum laude from the University of Catania, Italy in 1983. Has spent an additional two-years internship. Afterwards he chose a professional career in the medical products business.
Over a 17-year span prior to joining Datascope, Dr. Laudani worked with two, and only two major healthcare companies, spending three years at Tyco Healthcare in Europe where he was Vice President of Marketing and R&D for Tyco’s medical product line, and then 14 years Johnson & Johnson Medical during which time he advanced to distinction to European Market Director for J&J Medical Europe, Middle East and Africa after starting as a sales rep in Catania, Italy. Nino has a world business view, he’s an extremely capable executive in my view.
I will now pass the call to Nino Laudani.
Dr. Nino Laudani - Datascope Corporation — COO
Thank you, Larry, and good afternoon, everybody.
As Larry said, I joined Datascope more than five years ago as Vice President of Cardiac Assist EMEA, which is Europe, Middle East and Africa. Since that experience, my [role] has an application to the current market and sales conditions in the U.S., I thought I would tell you about the particular challenge I face in that assignment and how to best manage to a successful outcome.
My first challenge was to manage a (inaudible), which has reached in that very high market share but was not growing. The majority of our sales team had a long [tenure], generally more than 10 years.
The general understanding was there is nothing else that can be done to grow the business when you have more than 75% market share. (Inaudible), which is the (inaudible) application of balloon pumping was a regional (inaudible) to cardiac surgeons and (inaudible) we were able establish a strong penetration, thanks to the reliability and quality of our products and services.
With the emergence of interventional cardiology, more and more patients were taken away from surgery. Our organization was not able to fully and quickly adapt to the new environment and (inaudible) the benefit of the therapy in the new emerging interventional procedures.
We found that (inaudible) therapy was largely under utilized in Europe. Few individuals in our sales and clinical team had started to understand this market trend and have taken individual initiatives to adapt their strategy to maximize sales experience, but nothing was done on a company-wide and/or regional basis. But there was a clear need for a cultural change.
We had to refocus our resources to work the growth in the market side and relaunch the benefit of (inaudible) in EMEA. What we did was very simple. We started to share resources on a regional basis, breaking the artificial barriers between countries. We were able to support with shared resources, country, where the size of our business was not big enough to justify a standalone support organization.
We also started to share best practices and planning tools across countries, thanks to the regular meetings and constant calls. We analyzed each single country and market and found areas of potential business development. Each country prepared specific business plans.
We started to monitor progress on a regular basis. By doing that, we’ll learn from our mistakes and we’ll readily share [success] stories along the EMEA team.
The project was very successful and we were able to reverse the sales trend in less than 18 months after the process starred. Not only did sales start to grow again, but the initial (inaudible) created a strong motivation and commitment towards the initiatives among the entire sales team.

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F I N A L  T R A N S C R I P T
Nov. 06. 2007 / 5:30PM, DSCP — Q1 2008 Datascope Corp. Earnings Conference Call
The EMEA experience is the next challenge and that was to [rate] our internal (inaudible) such as the very strong divisional structure. The original (inaudible) organization was created for the best of (inaudible). The need to (inaudible) the resources towards one produce range and specialized our sales force.
For that reason we ended with a very fragmented European organization. Some divisions could afford a complete sales and clinical organization, but others could not afford a distributor manager for (inaudible) EMEA region. Those artificial (inaudible) created between divisions made difficult or even impossible to share resources on a [county] basis.
In addition, Europe being a (inaudible) geographically fragmented (inaudible) may not realize that it was a [necessity] to create a country-specific organization because of language and cultural sensitivity. Once those barriers started to be a real and evident impediment to the business world, we decided to test an (inaudible) interdivisional model between the three divisions, Cardiac Assist, Intervascular and Interventional Products. The test was successful concluded in few countries and then we decided to expand the model to the rest of EMEA.
The model was very simple. While manager of the country [in] integrated sales and clinical teams. By doing that, we were able to reduce the size of territories and increase the time spent by our field team with customers. So less travel and more contact time.
This change generated several synergies in three resources which could be used to support areas of business which had no resources in Europe. In summary, the new EMEA structure allowed our company to increase the amount of time spent with customers by our field team, reduce costs, thanks to synergies between divisions.
As an example, only one customer service and not two or three like in the past. Increased sales and margins and just offer one (inaudible) to our customers. No more two or more calls to order products of different divisions of Datascope.
A second example that I want to bring to your attention. Q1 fiscal ‘08 show a 20% sales growth with almost flat expenses. So 20% growth with no extra expenses. This speaks in itself.
So what is the future? We believe that our experience in EMEA could be developed globally. To achieve a sustainable and long-term growth, we will have to do the following: Revitalize our existing business where we have a strong (inaudible), continue to expand ourself, thanks to the introduction of new products through internal development and acquisitions or distribution agreements, leverage existing resources, break any divisional barriers that have no value if those exist, and finally, we want to invest in people.
Revitalizing our existing business we believe that the conversation is under utilized everywhere in the world, U.S. included.
Only 30% of (inaudible) shock is today treated with a balloon catheter. In theory, this therapy should be used in 90% of patients because (inaudible) is a Class 1 indication for (inaudible) shock. High-risk PCI (inaudible) are just some of the indications of (inaudible) which could represent a huge potential to develop our business globally.
We plan to have (inaudible) clinical trial to show the benefits of (inaudible) for (inaudible). If the trial shows a significant benefit (inaudible) we believe this will result in a strong and (inaudible) in the U.S., Europe and other world markets.
We want to continue to expand our sales (inaudible) to the introduction of new products. Our recent introduction as described by Larry (inaudible) will result in a lower complication rate and the proven performance and better outcomes we should increase utilization of the therapy.
Our recent launch of (inaudible) has given our Intervascular division access to that growing market. (Inaudible) will change the monitor market substantially. We want to leverage our existing resources.

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F I N A L  T R A N S C R I P T
Nov. 06. 2007 / 5:30PM, DSCP — Q1 2008 Datascope Corp. Earnings Conference Call
We will move to a division approach and will (inaudible) more efficient utilization of our field team globally. We will present Datascope as one entity to our customers leveraging the well established reputation of our division in the market.
We want, and finally, we want to invest in our people. We will make investments to train our people in order for them to meet the increasing customers expectations. We will (inaudible) to retain and attract talented individuals at all levels of the organization.
My happiness about the future of the business and the potential for growth, which I believe can be realized, is based upon the fact that we already have successful highly reputable business and are looking to introduce a new multidivisional approach to doing business with our customers leveraging our market image. Introducing new products and providing a more efficient service, we have a model which has already been proved itself to be successful in the EMEA region of Datascope international business activity.
With that, I would like to return the call to Larry. Thank you.
Larry Saper - Datascope Corporation — Chairman, CEO
Thank you very much, Nino, for a really excellent and highly analytic presentation. I compliment you on that presentation. I would now like to take questions from our listeners.
Q U E S T I O N S  A N D  A N S W E R S
Operator
Thank you. (OPERATOR INSTRUCTIONS) And with Sidoti & Company, we have Greg Brash.
Greg Brash - Sidoti & Company — Analyst
Hi. Thanks for taking my call.
I just wanted to start, first, with the Cardiac Assist. You mentioned the impact from Edwards in the quarter. I was wondering if, one, you could quantify what impact they had and, two, should we, you know, expect and you’re just with them decreasing inventory to also be light in the second quarter? And do you expect any sort of, you know, integration issues when you switch over to the new distributor in January?
Larry Saper - Datascope Corporation — Chairman, CEO
I’ll ask Hank, to answer that question and then I’d like it back to supplement the answer for what we see forward going with USCI Holding, the new distributor.
Hank Scaramelli - Datascope Corporation — CFO
Greg, it was all pumps. It was approximately $900,000. It was planned. We expected it.
It was in our budget and what happens at the end of the second quarter, we will transfer all the inventory from Edwards to USCI, and there’s actually going to be a markup on it because of the way we’re going to handle our business going forward. So we’re expecting a pretty good quarter in Japan, and some accretive increase to our business in the second half of the year when we start with USCI.

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F I N A L  T R A N S C R I P T
Nov. 06. 2007 / 5:30PM, DSCP — Q1 2008 Datascope Corp. Earnings Conference Call
So this was just a blip on the radar screen. It started in Q4. We totally expected it. It disappears in the second quarter.
Greg Brash - Sidoti & Company — Analyst
Okay.
Larry Saper - Datascope Corporation — Chairman, CEO
Thanks, Hank. I thought I’d have to add something but you did such a good job, I have nothing to add to that.
Hank Scaramelli - Datascope Corporation — CFO
Okay.
Greg Brash - Sidoti & Company — Analyst
Okay. And secondly, with the Cardiac Assist, you mentioned delayed purchases by an international customer.
Hank Scaramelli - Datascope Corporation — CFO
That’s correct.
Greg Brash - Sidoti & Company — Analyst
Can you quantify that and should we see those sales, I guess, in the second quarter?
Hank Scaramelli - Datascope Corporation — CFO
At least $600,000 will be booked in the second quarter. For the most part, we already have the books, I mean, the orders and we will be shipping that before the end of December.
We’re trying to get some additional orders in, but if they don’t happen in Q2, they’ll happen in Q3. The emerging markets in our business plan should be on budget, if not ahead by the end of the year.
Greg Brash - Sidoti & Company — Analyst
Okay.
Hank Scaramelli - Datascope Corporation — CFO
It’s strictly timing. It happens occasionally, but we’re not one bit worried about it.
Greg Brash - Sidoti & Company — Analyst
So you’re not worried about losing share to, say, Arrow?

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F I N A L  T R A N S C R I P T
Nov. 06. 2007 / 5:30PM, DSCP — Q1 2008 Datascope Corp. Earnings Conference Call
Hank Scaramelli - Datascope Corporation — CFO
Absolutely not.
Greg Brash - Sidoti & Company — Analyst
No share lost to Arrow there.
Hank Scaramelli - Datascope Corporation — CFO
No share lost to Arrow in the U.S. and, obviously, we grew in the European market so we’re not concerned one bit about that.
Greg Brash - Sidoti & Company — Analyst
Okay.
And just looking at the expense side, I mean, you mentioned R&D, just say, around 10.5% of revenue throughout the year. I assume we’re going to start to see some revenue pickup as the year progresses so you’re also expecting R&D as a total dollar amount to increase?
Hank Scaramelli - Datascope Corporation — CFO
I would say a fair guess is to run 10.5% of sales.
Greg Brash - Sidoti & Company — Analyst
Okay.
And then just looking at the operating margin, you mentioned last quarter there were some one-time expenses. Maybe not one-time because those were on new product launches and those will continue, but you expect to sort of get back to a 10% operating margin. Is that still the plan and when do you think we can reach that level?
Hank Scaramelli - Datascope Corporation — CFO
Well, that is the plan and I think if you go back through my talk, the Intervascular business did very well, as I mentioned, 13% up. We’re doing great with that peripheral stent and to only have a 2% erosion in vascular grafts in the quarter, despite the AAA and TAA stents we’re pretty proud of that number. So we’re pretty excited there.
The reason I quantified the orders on patient monitoring, when we book 25% orders, that is huge for us. And the demand coming on our central stations was significantly high double-digit growth in that area. And with Nino’s leadership and some programs he’s going to implement in the U.S. in Cardiac Assist, I’m not saying we’re going to turn the corner tomorrow, but certainly sometime during the year, we certainly expect that to improve.
We don’t think we lost any market share. The products are good so we’re just, you know, we’re relying on sales execution, his leadership in Cardiac should be well.

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F I N A L  T R A N S C R I P T
Nov. 06. 2007 / 5:30PM, DSCP — Q1 2008 Datascope Corp. Earnings Conference Call
Greg Brash - Sidoti & Company — Analyst
The 25% orders for monitors, that’s across the entire monitoring segment?
Hank Scaramelli - Datascope Corporation — CFO
Yes.
Greg Brash - Sidoti & Company — Analyst
So, and if you’re looking at 11% revenue growth, you’re still seeing some sort of pricing pressure there, am I correct?
Hank Scaramelli - Datascope Corporation — CFO
We are seeing some pricing pressure on standalone monitors, but the good news for the orders was standalone monitors were up a little less than 10%. And that’s a significant pickup for us over the past several quarters.
Greg Brash - Sidoti & Company — Analyst
Okay.
Hank Scaramelli - Datascope Corporation — CFO
So we were happy about that, but extremely happy about the Panorama monitors, central monitors.
Greg Brash - Sidoti & Company — Analyst
And what’s changed there? I mean, I know Panorama’s been strong for you in the past couple of quarters were sort of a little light. Are you seeing any changes in the marketplace?
Hank Scaramelli - Datascope Corporation — CFO
I don’t believe there’s such a change in the marketplace. Our sales organization is probably the strongest we’ve ever had in the corporation. We have excellent leadership from the Vice President down. We have very few software glitches with the system.
And I think — I just really think customers are getting very excited about it. They like it and a lot, you know, when you’re selling capital, you have to know how to sell capital equipment. And we’re pretty confident in the group we have down there running the show.
And as I just said, it’s probably the strongest sales organization. I have been here 17 years. It is by far the strongest group I’ve ever seen.
Greg Brash - Sidoti & Company — Analyst
Okay. And tax rate going forward, 35%. Is that what we’re looking for?

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F I N A L  T R A N S C R I P T
Nov. 06. 2007 / 5:30PM, DSCP — Q1 2008 Datascope Corp. Earnings Conference Call
Hank Scaramelli - Datascope Corporation — CFO
No, we’re looking for 33 to 35%.
Greg Brash - Sidoti & Company — Analyst
Okay.
Hank Scaramelli - Datascope Corporation — CFO
We’re going to get a state tax credit in the second quarter. That’ll pick up about 1.5% on EPS. And we brought in some experts to help us with transfer pricing and stuff like that.
So it’s a long time coming but we’re finally really trying to do some tax planning and get aggressive and get that rate back down.
Greg Brash - Sidoti & Company — Analyst
Okay.
Hank Scaramelli - Datascope Corporation — CFO
So if you’re modeling it, 33, 33.5 is a good number. Okay. And just one more question and I’ll hop back in queue. Larry, are you willing to discuss at all maybe the size of the market opportunity for NetGuard on a dollar basis?
Larry Saper - Datascope Corporation — Chairman, CEO
Yes, we can’t be precision and accuracy at this point. It’s an unknown, but I can say it’s somewhere north of $1 billion in market opportunity. I must say, I hesitate to use the word conservative once you say $1 billion, but I really mean it.
If you do the numbers and you take them, even a modest price, which is what NetGuard (inaudible) occur, the unit, the unit may last a day. For example for emergency patients, for a med surg patient, a patient coming out of surgery, it could last two days or three days so it’s very hard to figure. But even if you take a modest [estimate] the unit cost of the disposables, leaving aside (inaudible) installation costs, it’s a far cheaper, I mean, (inaudible) the equipment that you have to buy in the PC access points and a lot of wire.
So it’s extremely cheap. The reason it’s cheap, is because it’s highly specific and also won’t demand much from nurses. That’s what we’ve done with this kind of monitoring. We’ve changed the whole infrastructure of monitoring.
The monitor is quiet. It pages one person. If that person fails to answer in five seconds or six seconds, it pages a second person and their obligation is to get to that patient and then call a code if they confirm the decision and message sent by the little NetGuard monitor. It weighs less than an ounce.
The fellow from M.D. Buyline described it as being roughly one-quarter the size of a computer mouse, which is quite true. So it’s a big deal. It’s also a big deal to get the resources to really tap into them. We’re dealing with a new segment of the patient monitoring market. It doesn’t exist before.

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F I N A L  T R A N S C R I P T
Nov. 06. 2007 / 5:30PM, DSCP — Q1 2008 Datascope Corp. Earnings Conference Call
Greg Brash - Sidoti & Company — Analyst
Okay. Thanks a lot.
Larry Saper - Datascope Corporation — Chairman, CEO
We’re talking about a major, major market opportunity.
Greg Brash - Sidoti & Company — Analyst
Okay. Thanks. I’ll hop back in queue.
Operator
(OPERATOR INSTRUCTIONS) Next we’ll move on to Sean McMahon with Kennedy Capital.
Sean McMahon - Kennedy Capital — Analyst
Hi, Larry. Just had a couple of questions here.
One on the NetGuard, how do you position the product? I mean, how many hospitals can you hit, do you think, in over the next, let’s call it, 12 months?
Larry Saper - Datascope Corporation — Chairman, CEO
Well, we divided the hospital basin to the big ones and the little ones. The big ones have large emergency departments, they have generally many, many, more surgeries and that part of the market accounts for about 50% of the total market. So we’re going after the big ones first. It’ll be a process — the exact timing of which we can’t predict at the moment. The process of getting reference sites.
Once you have a reference site in a particular community, I think it’ll go community by community. For example, if you recognize — if you’re a patient, a prospective patient and doctors in terms of admitting patients, they generally have admission privilege to more than one hospital.
Now you have a hospital who signs up for this, and they will advertise the benefit of this. The minute the first life is saved as a result of NetGuard, we will get national publicity I believe. And then, but the exact curve, it’s going to be a classical market takeup curve with a shallow slope at the beginning and an accelerating slope and then going into a linear slope and, I don’t know, seven, six, seven, eight, nine years later, it will begin to flatten out.
But I hope I’ve answered your question. A lot of unknowns in it. We’re learning more about it.
For example, we learned in the first three meetings we went to, and now we’ve also talked to hospitals about putting, getting system installation even as beta test site. And we’ve learned that we didn’t get a single negative response.
I mean it struck a responsive chord, it has resonance with just about everybody we talked to. And so (inaudible) we just touched the emergency side related and the med surg side related to the anesthesiologist who’s a customer of ours anyway.

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F I N A L  T R A N S C R I P T
Nov. 06. 2007 / 5:30PM, DSCP — Q1 2008 Datascope Corp. Earnings Conference Call
Sean McMahon - Kennedy Capital — Analyst
Can you tell me what the ASPs are going to be on the product?
Larry Saper - Datascope Corporation — Chairman, CEO
Not yet. But as soon as — we will be publishing it soon, it will obviously be loss of. You’ll be patient for a few weeks, you’ll learn about it then.
Sean McMahon - Kennedy Capital — Analyst
Can you give me any sense kind of gross margin on this [for] the corporate? Is it, you know, substantially higher? That’s what it kind of sounds like but can you give me more color?
Larry Saper - Datascope Corporation — Chairman, CEO
Sean, it’s difficult to do the arithmetic now. I can give you some color. The initial, our margins will be a function of (inaudible) we don’t expect to start off with very large volumes so our margins will be low.
On the other hand, we don’t expect very, very rapid penetration. The penetration will go community by community, reference hospital by reference hospital. Once the reference hospital has it, I think the rest are going to be very eager top follow because from a market side, the reference hospital will an advantage and you know how hospitals publicize the new machine they get, the particular capabilities they have. This will be a recognized capability.
We just see that residents talking to emergency nurses. This solves all sorts of problems. Not only saving lives it solves overcrowding. The hospital feels comfortable now doing things that they could not do before.
Sean McMahon - Kennedy Capital — Analyst
All right. If we can switch gears here.
I know, I guess, you guys talked about outsourcing some of your gas analyzers. Did I hear that correctly?
Larry Saper - Datascope Corporation — Chairman, CEO
Oh, I’m sorry.
Sean McMahon - Kennedy Capital — Analyst
The manufacturing.
Larry Saper - Datascope Corporation — Chairman, CEO
I missed that.

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F I N A L  T R A N S C R I P T
Nov. 06. 2007 / 5:30PM, DSCP — Q1 2008 Datascope Corp. Earnings Conference Call
Sean McMahon - Kennedy Capital — Analyst
I thought you guys talked about gross margin improvement and about some outsourcing (inaudible).
Larry Saper - Datascope Corporation — Chairman, CEO
No, I was talking about gross margin improvement specifically related to anesthesia machines. We now make an anesthesia machine in the United States. The United States is the wrong place to make an anesthesia machine that you’re going to compete in the United States.
I don’t know where you could compete by making, so we’re looking at some, [not] we’re looking we will announce a partnership with a manufacturer overseas to make our anesthesia machine which we specified. So that combination of things is very powerful.
We know the kind of machine that should be made. We don’t have that machine now, neither do we have a machine (inaudible) get both of those things which means an improvement in margin and that segment of our business is going to grow.
Sean McMahon - Kennedy Capital — Analyst
So where’s it currently being manufactured?
Larry Saper - Datascope Corporation — Chairman, CEO
The United States.
Sean McMahon - Kennedy Capital — Analyst
It is being, okay.
Larry Saper - Datascope Corporation — Chairman, CEO
We do it in our plant, same plant that manufacturers the monitoring (inaudible).
Sean McMahon - Kennedy Capital — Analyst
Okay.
I guess my next question is on the gross margin, do you expect those cost savings to flow through the earnings line or will those be wrapped back up in SG&A or how does that kind of work itself the gross margin improvement?
Larry Saper - Datascope Corporation — Chairman, CEO
I would say the SG&A, the margin improvement will take place, a good bulk of the margin improvement will flow right down through to the bottom line. Naturally, you have to understand as we grow, we’re going to put more muscle behind the selling effort.

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F I N A L  T R A N S C R I P T
Nov. 06. 2007 / 5:30PM, DSCP — Q1 2008 Datascope Corp. Earnings Conference Call
We have right now independent distributors if we do change to a different kind of distribution system, that would, of course, increase our costs. But those would be temporarial. Over a three, six-month period, we do it underneath growing sales so I think the net result who still be a significant improvement to our bottom line.
Sean McMahon - Kennedy Capital — Analyst
And lastly, Larry, I didn’t know if there’s any kind of update on the succession planning for you or have you talked about that with the board at all?
Larry Saper - Datascope Corporation — Chairman, CEO
Yes, the board and I, we’re always discussing the succession planning. I think the board and myself are very pleased with our ability to find somebody right in the Company to take on, I guess, what has to be considered the second most important post, the second highest post in the Company (inaudible) operating levels. So we keep looking at succession and we will keep looking at succession in the future but we’re very comfortable.
Sean McMahon - Kennedy Capital — Analyst
I mean, should we expect to hear something out of the next board meeting out of that?
Larry Saper - Datascope Corporation — Chairman, CEO
No.
Sean McMahon - Kennedy Capital — Analyst
Thank you.
Larry Saper - Datascope Corporation — Chairman, CEO
Thank you.
Operator
Gentlemen, there are no further questions in our queue at this time. I’d like to turn the call over to Mr. Saper for any additional or closing remarks.
Larry Saper - Datascope Corporation — Chairman, CEO
Yes, I just wanted to conclude by saying, certainly, it’s and imperative for me to say that everything we do is focused on shareholder value. And that’s not just lip service. We’re focused on creating new innovative products. You’ve just seen an example of a major new innovative product.
Such products drive growth on the top and the bottom line. Acquisitions also drive growth. And growth brings greater shareholder value.

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F I N A L  T R A N S C R I P T
Nov. 06. 2007 / 5:30PM, DSCP — Q1 2008 Datascope Corp. Earnings Conference Call
Today we talked about two products and acquisitions. Our team with Sorin stent and so on. Nino give you some insight into how our sales and marking activity may be conducted differently in the United States to gain the sort of benefit that we got in Europe. Not that Europe was always the training ground but it’s instructive to listen to what Nino has to say because it’s based upon real success and results.
We talked about NetGuard. That could be a home run. And then there’s our R&D pipeline and the products and work we haven’t talked about all of which are important. And one of which, which it’s another hint, but it’s not going to take place very soon it could be absolutely outstanding.
With that, I just want to thank everybody who’s tuned in and we would welcome you back to our next conference call. Thank you very much.
Operator
That does conclude today’s conference call. Thank you again for your participation and have a good day.

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